Exhibit 99.2
Independent Auditor’s Report
To the Partners
National Default Exchange Holdings, LP
Addison, Texas
We have audited the accompanying consolidated balance sheets of National Default Exchange Holdings, LP (and Predecessor as more fully described in Note 1) as of December 31, 2006 and 2007, and the related consolidated statements of income, partners’ equity and cash flows for each of the years in the three year period ended December 31, 2007. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of National Default Exchange Holdings, LP as of December 31, 2006 and 2007, and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.
As described in Note 2, the consolidated balance sheet as of December 31, 2006 has been restated to correct the calculation of revenues recognized and software development costs capitalized as of that date.
/s/ McGladrey & Pullen, LLP
Dallas, Texas
September 2, 2008
McGladrey & Pullen, LLP is a member firm of RSM International, an affiliation of separate and independent legal entities.

National Default Exchange Holdings, LP (and Predecessor)
Consolidated Balance Sheets
December 31, 2006 and 2007 and June 30, 2008

	December 31,		June 30,
	2006	2007	2008
	(As Restated)		(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$6,895,504	$3,499,283	$7,244,928
Billed accounts receivable, net of allowance for doubtful accounts of $294,747, $686,223 and $877,558, respectively	2,812,816	5,687,041	6,671,213
Unbilled accounts receivable	5,742,800	12,848,067	20,422,334
Due from related parties	511,468	528,379	1,255,480
Prepaid expenses and other current assets	1,062,782	2,105,934	1,967,534

Total current assets	17,025,370	24,668,704	37,561,489

Property and equipment:
Leasehold improvements	1,822,232	2,545,590	2,713,055
Furniture, fixtures and equipment	772,492	956,015	1,007,955
Information technology equipment	3,233,934	5,116,362	6,025,122
Computer software	2,914,063	5,834,524	7,638,717
Work in progress	154,107	185,567	63,089

	8,896,828	14,638,058	17,447,938
Less accumulated depreciation	(4,635,623)	(6,467,822)	(7,891,962)

Property and equipment, net	4,261,205	8,170,236	9,555,976

Investment in unconsolidated affiliate	3,162,568	3,086,107	3,115,576
Capitalized software development costs	469,597	2,663,366	3,397,803
Other assets	82,290	107,820	58,945

Total assets	$25,001,030	$38,696,233	$53,689,789

National Default Exchange Holdings, LP (and Predecessor)
Consolidated Balance Sheets (Continued)
December 31, 2006 and 2007 and June 30, 2008

	December 31,		June 30,
	2006	2007	2008
	(As Restated)		(Unaudited)
LIABILITIES AND PARTNERS’ EQUITY

Current liabilities:
Line of credit	$—	$1,500,000	$—
Current maturities of long-term debt	—	191,843	436,377
Accounts payable	1,559,301	4,687,852	3,374,437
Accounts payable — contracted services	744,336	8,771,127	21,074,555
Accrued compensation and benefits	1,629,858	2,593,421	2,729,740
Accrued expenses and other liabilities	1,458,203	3,610,210	3,187,092
Provision for loss	855,973	1,139,300	1,331,901
Deferred revenue	1,485,958	1,219,454	1,143,817
Due to related parties	1,080,000	350,000	350,000

Total current liabilities	8,813,629	24,063,207	33,627,919

Long-term debt, less current maturities	—	558,157	920,570
Due to related parties	670,833	320,833	145,833

Total liabilities	9,484,462	24,942,197	34,694,322

Noncontrolling interests	5,640,528	5,613,547	5,655,255

Commitments and contingencies

Partners’ equity:
General partner: no units authorized and outstanding	—	—	—
Limited partners:
Founders, 509,200 units authorized and outstanding	6,616,946	5,643,127	9,126,941
Investors, 189,432 units authorized and outstanding	3,259,094	2,497,362	4,213,271
Executives, 160,800 units authorized and outstanding	—	—	—

Total partners’ equity	9,876,040	8,140,489	13,340,212

Total liabilities and partners’ equity	$25,001,030	$38,696,233	$53,689,789

See Notes to Consolidated Financial Statements.

National Default Exchange Holdings, LP (and Predecessor)
Consolidated Statements of Income
For the Years Ended December 31, 2005, 2006 and 2007 and Six Months Ended June 30, 2007 and 2008

	Years Ended December 31,			Six Months Ended June 30,
	2005	2006	2007	2007	2008
				(Unaudited)	(Unaudited)
Revenues:
Fee revenues	$59,165,076	$65,718,670	$72,491,332	$34,162,262	$45,854,812
Other revenues	5,675,893	5,054,796	8,173,642	4,160,019	5,229,639
Management fees	1,524,950	851,781	—	—	—

Net revenues	66,365,919	71,625,247	80,664,974	38,322,281	51,084,451

Personnel and related costs	36,259,417	35,115,464	41,159,223	18,515,605	25,996,772
Other direct costs	13,602,916	13,391,479	15,896,045	7,933,081	7,900,043
Facilities and related costs	4,916,131	4,289,449	3,755,570	1,777,549	2,263,703
Professional services and expenses	4,815,246	6,648,481	7,038,694	2,917,306	3,841,435
Other operating expenses	3,330,581	4,981,694	7,272,987	3,429,610	4,785,812
Financial advisory fees to related parties	—	875,000	1,500,000	750,000	750,000
Termination of agreements	—	1,880,000	—	—	—

Total operating expenses	62,924,291	67,181,567	76,622,519	35,323,151	45,537,765

Operating income	3,441,628	4,443,680	4,042,455	2,999,130	5,546,686

Other income (expense):
Equity in earnings (loss) of unconsolidated affiliate	710,281	(153,087)	(126,461)	(93,363)	29,470
Loss on disposal of fixed assets	(267,662)	—	—	—	—
Interest income	47	76	93	55	17
Interest expense	(50,567)	(16,307)	(37,085)	—	(49,464)

	392,099	(169,318)	(163,453)	(93,308)	(19,977)

Income before income taxes and noncontrolling interest	3,833,727	4,274,362	3,879,002	2,905,822	5,526,709

Income taxes	—	—	(446,881)	(210,295)	(274,477)

Income before noncontrolling interest	3,833,727	4,274,362	3,432,121	2,695,527	5,252,232

Noncontrolling interest in (earnings) loss of consolidated affiliates	(3,515,675)	52,886	(111,272)	(204,295)	(52,509)

Net income	$318,052	$4,327,248	$3,320,849	$2,491,232	$5,199,723

See Notes to Consolidated Financial Statements.

National Default Exchange Holdings, LP (and Predecessor)
Consolidated Statements of Partners’ Equity
For the Years Ended December 31, 2005, 2006 and 2007 and Six Months Ended June 30, 2008

	General	Limited Partners			Total Partners’
	Partner	Founders	Investors	Executives	Equity

Balance, December 31, 2004	$—	$1,079,163	$531,529	$—	$1,610,692

Distributions	—	(452,250)	(222,750)	—	(675,000)
Net income	—	213,095	104,957	—	318,052

Balance, December 31, 2005	—	840,008	413,736	—	1,253,744

Transfer of assets and liabilities	—	2,877,682	1,417,366	—	4,295,048
Net income	—	2,899,256	1,427,992	—	4,327,248

Balance, December 31, 2006 (as restated — see Note 2)	—	6,616,946	3,259,094	—	9,876,040

Distributions	—	(3,198,788)	(1,857,612)	—	(5,056,400)
Net income	—	2,224,969	1,095,880	—	3,320,849

Balance, December 31, 2007	—	5,643,127	2,497,362	—	8,140,489

Net income (unaudited)	—	3,483,814	1,715,909	—	5,199,723

Balance, June 30, 2008 (unaudited)	$—	$9,126,941	$4,213,271	$—	$13,340,212

See Notes to Consolidated Financial Statements.

National Default Exchange Holdings, LP (and Predecessor)
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2005, 2006 and 2007 and Six Months Ended June 30, 2007 and 2008

	Years Ended December 31,			Six Months Ended June 30,
	2005	2006	2007	2007	2008
				(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$318,052	$4,327,248	$3,320,849	$2,491,232	$5,199,723
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,859,166	1,629,560	1,832,197	800,416	1,533,808
Loss on disposal of property and equipment	267,662	—	—	—	—
Termination of agreements	—	1,880,000	—	—	—
Equity in loss (earnings) of unconsolidated affiliate	(710,281)	153,087	126,461	93,363	(29,470)
Distributions received from equity method investment	820,000	375,000	—	—	—
Noncontrolling interest in earnings (loss) of consolidated affiliates	3,515,675	(52,886)	111,272	204,295	52,509
Change in operating assets and liabilities:
Billed accounts receivable	550,368	1,709,627	(2,874,225)	(562,306)	(984,172)
Unbilled accounts receivable	1,461,765	(1,658,807)	(7,105,267)	(497,871)	(7,574,267)
Due to/from related parties	(338,753)	(87,603)	(1,096,910)	(706,015)	(902,102)
Prepaid expenses and other assets	50,362	11,938	(1,068,683)	(563,154)	187,276
Accounts payable	(1,371,535)	520,054	3,128,551	635,707	(1,313,415)
Accounts payable — contracted services	(389,886)	(36,223)	8,026,791	2,069,988	12,303,428
Accrued compensation and benefits	(400,605)	291,611	963,563	453,360	136,319
Accrued expenses and other liabilities	(266,167)	(6,535)	2,152,007	777,390	(423,118)
Provision for loss	(88,492)	349,394	283,327	42,355	192,601
Deferred revenue	356,450	408,805	(266,504)	(56,914)	(75,637)

Net cash provided by operating activities	5,633,781	9,814,270	7,533,429	5,181,846	8,303,483

Cash flows from investing activities:
Investment in unconsolidated affiliate	—	—	(50,000)	(50,000)	—
Purchases of property and equipment	(846,204)	(1,272,066)	(3,496,539)	(1,186,097)	(1,153,051)
Capitalized internal use software development costs	(1,185,894)	(444,622)	(2,244,689)	(1,067,039)	(1,656,829)
Other capitalized software development costs	—	(469,598)	(2,193,768)	(802,372)	(844,105)

Net cash used in investing activities	(2,032,098)	(2,186,286)	(7,984,996)	(3,105,508)	(3,653,985)

Cash flows from financing activities:
Net borrowings (repayments) under line of credit	—	—	1,500,000	—	(1,500,000)
Borrowings on long-term debt	—	—	750,000	—	750,000
Repayments on long-term debt and capital lease obligations	(196,763)	(293,895)	—	—	(143,053)
Repayments on related party note payable	—	(375,000)	—	—	—
Distributions to partners	(675,000)	—	(5,056,400)	(5,056,400)	—
Distributions to noncontrolling interest holders	(2,172,540)	(3,042,940)	(138,254)	(136,779)	(10,800)

Net cash used in financing activities	(3,044,303)	(3,711,835)	(2,944,654)	(5,193,179)	(903,853)

Net increase (decrease) in cash and cash equivalents	557,380	3,916,149	(3,396,221)	(3,116,841)	3,745,645

Cash and cash equivalents, beginning of period	2,421,975	2,979,355	6,895,504	6,895,504	3,499,283

Cash and cash equivalents, end of period	$2,979,355	$6,895,504	$3,499,283	$3,778,663	$7,244,928

Supplemental cash flow information:
Cash paid during the period for interest	$46,560	$20,314	$32,939	$—	$53,610

Noncash investing and financing activities:
Transfer of assets and liabilities from noncontrolling interests	$—	$4,295,048	$—	$—	$—

Sale of vehicles to partners	$—	$403,032	$—	$—	$—

See Notes to Consolidated Financial Statements.

National Default Exchange Holdings, LP (and Predecessor)
Notes to Consolidated Financial Statements
(Information with respect to the six months ended June 30, 2007 and 2008 and as of June 30, 2008 is unaudited)
Note 1. Description of Business and Summary of Significant Accounting Policies
Description of Business
National Default Exchange Holdings, LP (“Holdings”), through its consolidated subsidiaries and affiliated entities (collectively referred to as the “Partnership”), provides default services including foreclosure processing, bankruptcy case management, title, conveyance/closing, litigation and eviction services, among others on properties located in the States of Texas and California. The Partnership services all of the major national mortgage servicers and is the leading provider of default services within Texas. The Partnership is headquartered in Dallas and has an office in Houston. The Partnership is currently expanding its operations into Georgia.
Merger with Entities under Common Control — Pooling of Interests
Effective June 1, 2006, Dallas Union Services, Ltd. (“DUS”), an entity with prior operations, was merged into Holdings, a newly formed entity with no prior operations. Both entities were controlled by common owners. Because Holdings and DUS were entities under common control, the merger of these two entities is not a business combination. However, the transaction is accounted for in a manner similar to a pooling of interests. Under the pooling of interests method, the results of operations are reported as through the separate entities had been combined since the inception of each of them. Additionally, under the pooling of interests method, balance sheets and other information are presented as though the separate entities had been combined as of the beginning of the earliest period presented. The assets and liabilities of DUS were transferred to Holdings at their historical carrying amounts. DUS (the “Predecessor”) is considered to be the parent entity with respect to the consolidated financial statements presented for the year ended December 31, 2005 and in 2006 prior to the above transfer of ownership interests to Holdings.
Effective June 1, 2006, the common owners of Holdings and DUS contributed their controlling ownership interests in certain other entities with prior operations, including AllStar Capital, LLC (“AllStar”), Addison Mortgage Technologies, LLC (“AMT”) and ProRem, LLC (“ProRem”) to Holdings. Because these entities were under common control with Holdings and DUS, these entities have been consolidated in the financial statements of the Partnership or the Predecessor for all periods presented, in a manner similar to a pooling of interests, with their assets and liabilities being carried at historical amounts. AllStar is engaged in the business of providing industry specialized office supplies, AMT provides consulting services, and ProRem provides post foreclosure property services.

National Default Exchange Holdings, LP (and Predecessor)
Notes to Consolidated Financial Statements
(Information with respect to the six months ended June 30, 2007 and 2008 and as of June 30, 2008 is unaudited)
Consolidation of Variable Interest Entities
Effective June 1, 2006, substantially all of the non-legal assets and liabilities (i.e., those not related to the business of providing attorney services) of the law firm Barrett Burke Wilson Castle Daffin & Frappier, LLP (“BBWCDF”), an entity with prior operations, were transferred to the Partnership. The Partnership and BBWCDF concurrently entered into a services agreement. Under the services agreement, the Partnership performs non-legal services for BBWCDF’s clients and provides certain administrative services to BBWCDF. In exchange for these services and at its discretion, the Partnership charges fees to BBWCDF such that all of BBWCDF’s profits are transferred to the Partnership. Starting June 1, 2006 and as of December 31, 2007, BBWCDF held a 54.9% ownership interest in the Partnership. However, because of the impact of the terms of this services agreement, BBWCDF was determined to be a variable interest entity and the Partnership was determined to be its primary beneficiary as defined by Financial Accounting Standards Board Interpretation No. 46(R), “Consolidation of Variable Interest Entities — An Interpretation of ARB No. 51,” as amended. Therefore, BBWCDF is included in the consolidated financial statements of the Partnership or the Predecessor for all periods presented. Because the Partnership and BBWCDF are under common control the assets and liabilities of BBWCDF are presented at their historical carrying amounts. BBWCDF is engaged in the practice of law, specializing in default services. BBWCDF’s total assets were $8,735,070, $7,122,399 and $6,374,442 as of December 31, 2006 and 2007 and June 30, 2008, respectively, and total revenues were $63,814,636, $71,669,780, $70,030,395, $35,936,904 and $41,451,212 for the years ended December 31, 2005, 2006 and 2007 and the six months ended June 30, 2007 and 2008, respectively.
On March 5, 2008, BBWCDF distributed its ownership interest in Holdings to the individual partners of BBWCDF, after which BBWCDF does not hold any ownership interest in Holdings. Effective May 1, 2008, BBWCDF changed its name to Barrett Daffin Frappier Turner & Engel, LLP.
The Partnership is also the primary beneficiary of Frappier Daffin & Barrett, LLP (“FDB”). The Partnership and FDB are controlled by common owners. FDB is included in the consolidated financial statements of the Partnership or the Predecessor for all periods presented and the assets and liabilities of FDB are presented at their historical carrying amounts. FDB holds an investment in the law firm Brown & Shapiro, LLP, which it accounts for under the equity method, as further described below. FDB’s total assets were $3,180,056, $3,091,116 and $3,119,774 as of December 31, 2006 and 2007 and June 30, 2008, respectively, and equity in earnings (loss) of unconsolidated affiliate associated with FDB’s investment was $710,281, $(153,087), $(126,461), $(93,363) and $29,470 for the years ended December 31, 2005, 2006 and 2007 and the six months ended June 30, 2007 and 2008, respectively.
Sale of 33% Equity Interest to Investor Group
On June 1, 2006, after the consummation of the above transactions, affiliates of the private equity group, Trinity Hunt Partners, acquired 33% of the equity interests in Holdings.

National Default Exchange Holdings, LP (and Predecessor)
Notes to Consolidated Financial Statements
(Information with respect to the six months ended June 30, 2007 and 2008 and as of June 30, 2008 is unaudited)
A summary of the Partnership’s significant accounting policies follows:
Principles of Consolidation
The consolidated financial statements include all subsidiaries and affiliated entities that are wholly or majority owned by the Partnership (Predecessor) and/or over which the Partnership (Predecessor) exercises substantive control, including variable interest entities in which the Partnership (Predecessor) is the primary beneficiary because it absorbs the majority of the entity’s expected losses, receives a majority of the entity’s expected residual returns, or both, as a result of ownership, contractual or other financial interests in the entity. All intercompany accounts and transactions have been eliminated in consolidation. The Partnership (Predecessor) uses the equity method of accounting for entities in which it holds less than a 50% interest and for which it does not exercise substantive control and is not the primary beneficiary.
Unaudited Interim Financial Information
The interim financial information of the Partnership for the six months ended June 30, 2007 and 2008 and as of June 30, 2008 is unaudited. The unaudited interim financial information has been prepared on the same basis as the annual financial statements and in the opinion of management, reflects all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the results of operations and cash flows of the Partnership for the six months ended June 30, 2007 and 2008 and the financial position of the Partnership as of June 30, 2008.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Revenues and Revenue Recognition
The Partnership recognizes revenues when persuasive evidence of an arrangement exists, services have been rendered, the amount is fixed or determinable and collectability is reasonably assured. For multiple element arrangements, revenue is only recognized when all of the above criteria have been met for the delivered elements and there is also sufficient evidence to support the fair value of any undelivered elements. In the event fair value cannot be determined, revenue recognition is deferred for the entire arrangement until the earlier to occur of the determination of fair value for the undelivered elements or the delivery of all of the elements. Depending on the nature of the specific services performed, the Partnership generally recognizes revenues using either the proportional performance or completed performance method.
Prior to December 1, 2006, the Partnership received management fees from a third party in connection with the provision of certain advisory services. The arrangement was terminated effective December 1, 2006 (see Note 6).
Deferred revenues represent amounts billed to or payments received from clients for which the related service has not yet been performed.

National Default Exchange Holdings, LP (and Predecessor)
Notes to Consolidated Financial Statements
(Information with respect to the six months ended June 30, 2007 and 2008 and as of June 30, 2008 is unaudited)
Cash and Cash Equivalents
At times, bank deposits may be in excess of federally insured limits. The Partnership has not experienced any losses in such accounts and believes it is not exposed to any significant credit risks on such accounts. Cash equivalents consist of money market accounts.
Accounts Receivable
Revenue of the Partnership is dependent upon real estate foreclosures and levels of defaulted residential mortgage loans in the United States and primarily in Texas and California. As such, local area economic cycles impact the level of activity and collectibility of client accounts. The Partnership considers this when evaluating the allowance for doubtful accounts.
The Partnership grants credit terms in the normal course of business to its clients. The Partnership does not normally require collateral or other security from its clients. The Partnership performs on-going credit evaluations of its clients and adjusts credit limits based upon the clients’ payment history and current credit worthiness, as determined through review of their current credit information. The Partnership continuously monitors collections and payments from clients and maintains allowances for doubtful accounts for estimated losses resulting from the inability of its clients to make required payments. Estimated losses are based on historical experience and any specific client collections issues identified. Delinquency of past due receivables is determined based on contractual terms and receivables are charged off when it appears collection efforts will not be successful.
Unbilled accounts receivable represent revenues from services rendered which were not invoiced to clients as of the end of the period.
Property and Equipment
Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are determined using the straight-line method over the estimated useful lives of the various asset classes as follows:

Furniture, fixtures and equipment	7 years
Information technology equipment	3 – 5 years
Computer software	3 – 5 years
Leasehold improvements are amortized over the shorter of their estimated remaining lives or lease terms. Significant improvements are capitalized while maintenance and repairs are expensed as incurred.
Internal and external costs incurred in developing or obtaining computer software for internal use are capitalized in property and equipment in accordance with Statement of Position 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use,” and related guidance and are amortized on a straight-line basis over the estimated useful life of the software. General and administrative costs related to developing or obtaining such software are expensed as incurred.
Depreciation and amortization expense related to property and equipment was $1,859,166, $1,629,560, $1,832,197, $800,416 and $1,424,140 for the years ended December 31, 2005, 2006 and 2007 and the six months ended June 30, 2007 and 2008, respectively.

National Default Exchange Holdings, LP (and Predecessor)
Notes to Consolidated Financial Statements
(Information with respect to the six months ended June 30, 2007 and 2008 and as of June 30, 2008 is unaudited)
Impairment of Long-Lived Assets
The Partnership evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss is recognized when the sum of the undiscounted future cash flows is less than the carrying amount of the asset, in which case, a write-down would be recorded to reduce the related asset to its estimated fair value. There was no such impairment during the years ended December 31, 2005, 2006 or 2007 and the six months ended June 30, 2008.
Investment in Unconsolidated Affiliate
The Partnership uses the equity method to report investments in businesses where it holds a 20% to 50% voting interest, giving it the ability to exercise significant influence, but not control, over operating and financial policies. Under the equity method, the Partnership reports its:
•	Interest in the entity as an investment on the consolidated balance sheets; and

•	Percentage share of the earnings (losses) in the consolidated statements of income.
The Partnership considers whether the fair values of its equity method investments have declined below their carrying value whenever adverse events or changes in circumstances indicate that recorded values may not be recoverable. If the Partnership considered any such decline to be other than temporary (based on various factors, including historical financial results and the overall health of the affiliate’s industry), then a write-down would be recorded to the estimated fair value.
The Partnership currently owns a 50% noncontrolling equity interest in Brown & Shapiro, LLP (“B&S”). Summarized financial information is as follows:

	Years Ended December 31,			Six Months Ended June 30,
	2005	2006	2007	2007	2008
				(Unaudited)	(Unaudited)
Current assets	$2,953,343	$1,493,310	$2,085,188	$1,461,326	$1,756,733
Noncurrent assets	70,182	49,045	64,656	40,169	54,177
Current liabilities	1,403,887	902,199	1,486,958	934,728	932,923
Equity	1,619,639	640,155	652,103	566,767	877,987
Revenues	5,829,290	4,070,593	3,846,273	1,769,591	2,464,129
Net income (loss)	1,420,564	(306,126)	(252,922)	(186,726)	58,939
The Partnership’s equity in the earnings (loss) of B&S was $710,281, $(153,087), $(126,461), $(93,363) and $29,470 for the years ended December 31, 2005, 2006 and 2007 and the six months ended June 30, 2007 and 2008, respectively.

National Default Exchange Holdings, LP (and Predecessor)
Notes to Consolidated Financial Statements
(Information with respect to the six months ended June 30, 2007 and 2008 and as of June 30, 2008 is unaudited)
Capitalized Software Development Costs
The Partnership capitalizes software development costs related to software to be sold in accordance with Statement of Financial Accounting Standards No. 86, “Accounting for Costs of Computer Software to be Sold, Leased, or Otherwise Marketed,” under which certain software costs incurred subsequent to the establishment of technological feasibility may be capitalized and amortized over the estimated lives of the related products. There was no related amortization expense for the years ended December 31, 2005, 2006 or 2007 because the software was still being developed and had not been released. Amortization expense was $109,668 for the six months ended June 30, 2008.
Accounts Payable — Contracted Services
In the course of providing services to its clients, the Partnership contracts with external service providers. Such services are generally incurred in connection with providing title insurance products or legal services in certain geographic locations where it is not cost effective or beneficial for BBWCDF to perform these services itself. The Partnership bills clients for these costs and pays the providers upon collection from the clients. Expenses associated with such services are recorded in the period the related revenue is recognized.
Provision for Loss
The Partnership accrues for customer reimbursements, primarily for matters in which issues arise related to the quality of services provided. The accrual is determined based on management’s knowledge of specific matters and historical experience.
Income Taxes
The income or loss of the Partnership is includable in the taxable income of the respective partners. Therefore, no provision for federal income taxes has been included in the accompanying financial statements. The Partnership distributes funds to assist the partners in paying their taxes related to Partnership income.
Effective for the year ended December 31, 2007 and during 2008, the Partnership was subject to the Texas margin tax law, which causes the Partnership to be subject to an entity-level tax on the portion of its income that is generated in Texas. The Texas margin tax is imposed at a maximum effective rate of 1.0%.
Noncontrolling Interests in Consolidated Entities
The consolidated financial statements include all assets, liabilities, revenues and expenses of less than 100% owned entities that are controlled by the Partnership, including variable interest entities in which the Partnership is the primary beneficiary. Accordingly, the Partnership has recorded noncontrolling interest in the earnings and equity of such entities.

National Default Exchange Holdings, LP (and Predecessor)
Notes to Consolidated Financial Statements
(Information with respect to the six months ended June 30, 2007 and 2008 and as of June 30, 2008 is unaudited)
Concentration of Risk
The Partnership has customers which accounted for the following percentages of revenue:

	Years Ended December 31,			Six Months Ended June 30,
Customer	2005	2006	2007	2007	2008
				(Unaudited)	(Unaudited)
Customer A	18%	18%	19%	22%	13%
Customer B	14%	13%	17%	16%	21%
Customer C	23%	21%	16%	23%	17%
Customer D	4%	4%	11%	7%	12%
The Partnership had net receivables (as a percentage of total receivables) from the above customers, as follows:

	December 31,		June 30,
Customer	2006	2007	2008
			(Unaudited)
Customer A	13%	8%	6%
Customer B	20%	22%	15%
Customer C	11%	6%	9%
Customer D	4%	12%	14%
Recent Accounting Pronouncements
In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 157, “Fair Value Measurements”. This statement defines fair value, establishes a framework for measuring fair value in accordance with United States generally accepted accounting principles and expands disclosures about fair value measurements. SFAS No. 157 also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted prices in active markets. Under SFAS No. 157, fair value measurements will be disclosed by level within that hierarchy. SFAS No. 157 was effective for the Partnership’s fiscal year that began after November 15, 2007, except for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis for which delayed application is permitted until fiscal years beginning after November 15, 2008. The implementation of SFAS No. 157, effective January 1, 2008, did not have a significant impact on the Partnership’s consolidated financial position and results of operations. Management is currently assessing the impact of SFAS No. 157 for nonfinancial assets and nonfinancial liabilities on its consolidated financial position and results of operations.

National Default Exchange Holdings, LP (and Predecessor)
Notes to Consolidated Financial Statements
(Information with respect to the six months ended June 30, 2007 and 2008 and as of June 30, 2008 is unaudited)
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, which permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS No. 159 also includes an amendment to SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, which applies to all entities with available-for-sale and trading securities. This statement was effective as of the beginning of the Partnership’s fiscal year that began after November 15, 2007. SFAS No. 159 was effective for the Partnership beginning on January 1, 2008. The Partnership has not elected the fair value option for items that existed as of January 1, 2008.
The FASB has issued SFAS No. 141 (revised 2007) (“SFAS No. 141R”), “Business Combinations”. In SFAS No. 141R, the FASB retained the fundamental requirements of SFAS No. 141 to account for all business combinations using the acquisition method (formerly the purchase method) and for an acquiring entity to be identified in all business combinations. However, the fair value principles in the revised SFAS are a major change from SFAS No. 141’s cost allocation process, together with other revisions from past practice. SFAS No. 141R is effective for annual periods beginning on or after December 15, 2008, and will be applied on a prospective basis. Early adoption is not permitted.
The FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51”. SFAS No. 160 applies to all entities that prepare consolidated financial statements. Under SFAS No. 160, noncontrolling interests must be separately reflected in the equity section of the balance sheet. In addition, the net income attributable to noncontrolling interests will no longer be reflected as a reduction of consolidated net income. Instead, consolidated income is arrived at and then allocated to controlling and noncontrolling interests on the face of the income statement. SFAS No. 160 also: (a) eliminates the limitation of losses attributable to the minority interest to its carrying amount (i.e., the carrying amount can now go negative) and (b) changes the way in which increases or decreases in the parent’s ownership interest are accounted for in the consolidated financial statements. SFAS No. 160 is effective for annual periods beginning on or after December 15, 2008 and should be applied on a prospective basis, except for the presentation and disclosure requirements, which must be applied retrospectively. Early adoption is prohibited. Currently, management is evaluating the impact that this new standard will have on the Partnership’s financial position, results of operations or cash flows. Noncontrolling interests will be presented as a component of partners’ equity beginning January 1, 2009.
In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”). This interpretation clarifies the accounting and financial statement reporting for uncertainty in income taxes recognized by prescribing a recognition threshold and measurement attribute for a tax position taken or expected to be taken in a tax return. In February 2008, the FASB announced that the effective date of FIN 48 was deferred for nonpublic enterprises that have not issued a full set of annual financial statements incorporating the recognition, measurement, and disclosure requirements of FIN 48. Additionally, the effective date was changed so that it applies to annual periods beginning after December 15, 2007. The implementation of FIN 48, effective for the Partnership’s fiscal year ending December 31, 2008, is not expected to have a significant impact on the Partnership’s consolidated financial position and results of operations.
Reclassifications
Certain reclassifications have been made to the prior year financial statements to conform to the current year presentation. These reclassifications had no effect on reported net income or partners’ equity.

National Default Exchange Holdings, LP (and Predecessor)
Notes to Consolidated Financial Statements
(Information with respect to the six months ended June 30, 2007 and 2008 and as of June 30, 2008 is unaudited)
Note 2. Restatement
As a result of a comprehensive review of the Partnership’s revenue recognition policies and procedures, errors in the Partnership’s revenue recognition methodology were detected. The Partnership had not applied the appropriate methods for recognizing revenue for foreclosure, title, bankruptcy and attorney’s title opinion/conveyance revenues and, as a result, certain revenue transactions were not recorded in the correct periods. As a result, the Partnership has corrected its calculation of revenues and the previously issued consolidated balance sheet as of December 31, 2006 has been restated.
Also included in the restatement is the correction of certain errors related to the capitalization of internal use software. Incorrect amounts had been capitalized due to errors in labor rates used in the underlying calculations.
The adjustments to restate the previously issued consolidated balance sheet as of December 31, 2006 were as follows:

	As Previously
	Reported	Adjustments	As Restated
Billed accounts receivable	$2,867,087	$(54,271)	$2,812,816
Unbilled accounts receivable	3,924,869	1,817,931	5,742,800
Property and equipment, net	4,403,572	(142,367)	4,261,205
Accounts payable - contracted services	909,188	(164,852)	744,336
Accrued expenses and other liabilities	1,399,314	58,889	1,458,203
Deferred revenue	440,534	1,045,424	1,485,958
Non-controlling interests	5,468,759	171,769	5,640,528
Partners’ equity	9,373,639	502,401	9,876,040
The consolidated statements of income, partners’ equity and cash flows for the years ended December 31, 2005 and 2006 had not been issued previously.
Note 3. Long-Term Debt
At December 31, 2006, the Partnership had a $5,000,000 revolving line of credit with a financial institution and no outstanding borrowings under this facility. During 2007, the Partnership increased the line of credit to $7,500,000 subject to certain borrowing base limitations. The credit facility bears interest at the 3-month London Interbank Offered Rate (“LIBOR”) as quoted in the most recent Wall Street Journal, plus 1.4% per annum (4.1% at June 30, 2008), payable monthly. All borrowings plus any accrued interest is payable on the maturity date of May 5, 2009. Outstanding borrowings are collateralized by substantially all of the Partnership’s assets and the Partnership is required to maintain certain financial covenants.

National Default Exchange Holdings, LP (and Predecessor)
Notes to Consolidated Financial Statements
(Information with respect to the six months ended June 30, 2007 and 2008 and as of June 30, 2008 is unaudited)
During 2007, the Partnership entered into two term loan agreements to borrow a total of $1,500,000 ($750,000 per loan) with the same financial institution. The first term loan was executed and funded in October 2007 and bears interest at LIBOR plus 1.5% per annum (4.2% at June 30, 2008) for the first two months, and at LIBOR for the remaining period. Interest-only payments are due for the first two months, and principal and interest are due for the remaining period. The maturity date of this loan is June 11, 2011. The second term loan bears interest at LIBOR plus 1.5% per annum. Interest-only payments are due for the first three months, and principal and interest are due for the remaining period. The maturity of this loan is September 30, 2011. This term loan was executed in December 2007 and funded in January 2008. The term loans are secured by all of the equipment of the Partnership.
As of June 30, 2008, future maturities of long-term debt for the period from July 1, 2008 through December 31, 2008 and calendar years 2009, 2010, and 2011 are as follows:

2008	$220,551
2009	436,265
2010	455,117
2011	245,014

$1,356,947

Note 4. Partners’ Equity
As of December 31, 2007 and in accordance with the Second Amended and Restated Agreement of Limited Partnership of National Default Exchange Holdings, LP (the “Partnership Agreement”), the Partnership had issued three classes of ownership units (the “Founder Units”, the “Investor Units”, and the “Executive Units”). All of the Founder Units and Investor Units were issued on June 1, 2006, and all of the Executive Units were issued on August 23, 2007.
The profits and losses of the Partnership are allocated to the Founder Units and Investor Units in accordance with the terms of the Partnership Agreement, which includes a preferred return, as defined. With respect to the distribution of Net Cash Flow, as defined in the Partnership Agreement, the Investor Units have preferences over all other classes of ownership units. With respect to the distribution of Net Cash Proceeds, as defined, the Investor Units have preferences over all other classes of ownership units and the Founder Units have preferences over all classes of ownership units other than the Investor Units. Executive Units are nonvoting. Executive Units do not receive distributions of Net Cash Flow, but may receive distributions of Net Cash Proceeds in the event certain contingent requirements are met.
The fair value of the Executive Units was approximately $2.3 million at the date of grant. Expense will be recognized in the event the contingent requirements are met during such period.

National Default Exchange Holdings, LP (and Predecessor)
Notes to Consolidated Financial Statements
(Information with respect to the six months ended June 30, 2007 and 2008 and as of June 30, 2008 is unaudited)
Note 5. Commitments and Contingencies
Operating Leases
The Partnership leases its facilities, an airplane, and various equipment under noncancelable operating leases with terms expiring between 2008 and 2013. The Partnership leases the airplane from BDF AirGroup, LLC (“BDF Air”), an entity affiliated with the Partnership through common ownership interests. As of June 30, 2008, the leases require future annual minimum rentals in the following amounts (for the period from July 1, 2008 through December 31, 2008 and subsequent calendar years):

2008	$778,521
2009	1,435,876
2010	1,282,210
2011	1,054,583
2012	1,055,557
Thereafter	618,991

$6,225,738

Rent and lease expense was $2,445,760, $1,939,578, $1,478,167, $725,071 and $867,957 for the years ended December 31, 2005, 2006 and 2007 and the six months ended June 30, 2007 and 2008, respectively, of which $1,010,447, $627,855, $142,890, $71,445 and $71,445, respectively, related to the lease with BDF Air.
Litigation
The Partnership is involved in pending or threatened litigation in the ordinary course of its business. Management does not expect the ultimate resolution of these matters to have a material adverse effect on the Partnership’s consolidated financial statements.
Note 6. Related Party Transactions
Financial Advisory Fees
During the years ended December 31, 2006 and 2007 and the six months ended June 30, 2007 and 2008, the Partnership incurred financial advisory fees of $875,000, $1,500,000, $750,000 and $750,000, respectively, payable to certain limited partners in the Partnership. These fees are pursuant to financial advisory agreements with terms ending on June 1, 2014 and which automatically terminate upon the sale of the Partnership or in the event the limited partner ceases to own an equity interest in the Partnership.

National Default Exchange Holdings, LP (and Predecessor)
Notes to Consolidated Financial Statements
(Information with respect to the six months ended June 30, 2007 and 2008 and as of June 30, 2008 is unaudited)
Termination of Agreements
Effective December 1, 2006, the Partnership and an unrelated third party terminated a management agreement whereby the Partnership ceased to receive related fees. Concurrently, a non-compete agreement between the parties was terminated, allowing the Partnership to pursue certain business opportunities, including foreclosure trustee services, in the Western United States. Arrangements involving certain individuals, including certain individual limited partners in the Partnership, were also concurrently terminated causing these individuals to forego future earnings. The Partnership agreed to compensate these partners a total of $1,880,000, which was reflected as an expense during the year ended December 31, 2006. As of December 31, 2006, amounts owed to the partners of $1,080,000 and $670,833 were included in due to related parties — current and due to related parties — noncurrent, respectively. As of December 31, 2007, amounts owed to the partners of $350,000 and $320,833 were included in due to related parties — current and due to related parties — noncurrent, respectively. As of June 30, 2008, amounts owed to the partners of $350,000 and $145,833 were included in due to related parties — current and due to related parties — noncurrent, respectively.
Due from Partners
As of December 31, 2006 and 2007 and June 30, 2008, the Partnership had advances receivable from certain of its limited partners totaling $312,065, $507,430 and $918,921, respectively, which are included in due from related parties in the consolidated balance sheets.
Due to Charles Brown
In connection with the B&S investment, the Partnership entered into a $1,500,000 note with Charles Brown to purchase his 50% ownership interest. The note bears interest at 5%, and all borrowings and accrued interest were due on July 1, 2006. During the year ended December 31, 2006, the Partnership paid the remaining balance of $375,000.
Barrett Daffin & Frappier, LLP
Prior to June 1, 2006, the Partnership provided certain general and administrative services and office supplies to Barrett Daffin & Frappier, LLP (“BDF”), a Texas law firm providing default services affiliated with the Partnership through common ownership interests. As of December 31, 2006 and 2007 and June 30, 2008, receivables from BDF of $156,245, $0 and $325,373, respectively, were included in due from related parties in the consolidated balance sheets.
BDF Air
In addition to the lease arrangement (see Note 5), the Partnership provides certain general and administrative services to BDF Air, resulting in income for the years ended December 31, 2005, 2006 and 2007 and the six months ended June 30, 2007 and 2008 of $36,000, $12,000, $18,254, $8,341 and $9,000, respectively. As of December 31, 2006 and 2007 and June 30, 2008, receivables from BDF Air of $43,158, $12,933 and $11,186, respectively, were included in due from related parties in the consolidated balance sheets.

National Default Exchange Holdings, LP (and Predecessor)
Notes to Consolidated Financial Statements
(Information with respect to the six months ended June 30, 2007 and 2008 and as of June 30, 2008 is unaudited)
Brown & Shapiro, LLP
The Partnership performs title services for B&S. For the years ended December 31, 2005, 2006 and 2007 and the six months ended June 30, 2007 and 2008, the Partnership recognized related revenues of $353,341, $371,140, $93,080, $81,644 and $105,366, respectively. As of December 31, 2006 and 2007 and June 30, 2008, the Partnership had accounts receivable of $25,825, $467 and $27,752, respectively, from B&S, which are included in billed accounts receivable in the consolidated balance sheets.
Note 7. Employee Benefit Plan
The Partnership sponsors a 401(k) defined contribution retirement plan which covers all employees meeting minimum eligibility requirements as allowed by law. Participants may contribute to the plan and the Partnership makes matching contributions equal to 50% of participant contributions up to 6% of eligible compensation. The Partnership’s matching contributions for the years ended December 31, 2005, 2006 and 2007 and the six months ended June 30, 2007 and 2008, totaled $350,636, $342,747, $270,752, $162,205 and $283,556, respectively.
Note 8. Subsequent Event
On September 2, 2008, the partners in Holdings sold all outstanding ownership units in Holdings to American Processing Company, a majority owned subsidiary of Dolan Media Company.